Exhibit 10.40

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT, dated as of October 12, 2021 (the “Agreement”), by and between BIORESTORATIVE THERAPIES, INC., a Delaware corporation (the “Company”), and AUCTUS FUND, LLC, a Delaware limited liability company (the “Holder”).

WHEREAS, the Holder is the holder of a Convertible Promissory Note, dated as of November 16, 2020, issued by the Company to the Holder in the principal amount of $3,261,819.00 (the “Unsecured Note”).

WHEREAS, the Holder is the holder of Secured Convertible Promissory Notes, dated as of November 16, 2020, issued by the Company to the Holder in the respective principal amounts of $3,500,000.00, $1,226,901.24 and $122,690.12 (collectively, the “Initial Secured Notes”).

WHEREAS, the Holder is the holder of Secured Convertible Promissory Notes, dated as of September 27, 2021, issued by the Company to the Holder in the respective principal amounts of $166,402.70, $16,640.27 and $532,498.82 (together with the Unsecured Note and the Initial Secured Notes, the “Notes”).

WHEREAS, the aggregate outstanding principal amount of the Notes is $8,826,952.15 (the “Aggregate Principal Amount”).

WHEREAS, the maturity date for the payment of the respective principal amounts of the Notes, together with accrued interest thereon, is November 16, 2023 (the “Maturity Date”).

WHEREAS, the Holder is a party to a Security Agreement, dated as of November 16, 2020, by and among the Company, the Holder, and the Holder, as agent, among others (the “Security Agreement”).

WHEREAS, the Holder is the holder of Common Stock Purchase Warrants (Warrant A), dated as of November 16, 2020, issued by the Company to the Holder for the purchase of 7,000,000,000 shares of Common Stock of the Company (“Common Stock”) and 2,453,802,480 shares of Common Stock (collectively, the “Initial Warrants A”).

WHEREAS, the Holder is the holder of Common Stock Purchase Warrants (Warrant B), dated as of November 16, 2020, issued by the Company to the Holder for the purchase of 3,500,000,000 shares of Common Stock and 1,226,901,240 shares of Common Stock (collectively, the “Initial Warrants B”).

WHEREAS, the Holder is the holder of Common Stock Purchase Warrants (Warrant A), dated as of September 27, 2021, issued by the Company to the Holder for the purchase of 332,805,400 shares of Common Stock (together with the Initial Warrants A, the “Warrants A”).

WHEREAS, the Holder is the holder of Common Stock Purchase Warrants (Warrant B), dated as of September 27, 2021, issued by the Company to the Holder for the purchase of 166,402,700 shares of Common Stock (together with the Initial Warrants B, the “Warrants B”).

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WHEREAS, the Warrants A and the Warrants B are referred to collectively as the “Warrants”.

WHEREAS, the Company and the Holder are parties to a Registration Rights Agreement, dated as of November 16, 2020 (the “Registration Rights Agreement”).

WHEREAS, in connection with the issuance of the Notes and the Warrants, the Company executed and delivered to Transhare Corp., its transfer agent, letters, dated November 16, 2020 and September 28, 2021, with regard to, among other things, the reservation of shares of Common Stock issuable upon the conversion of the Notes and the exercise of the Warrants (the “TA Instruction Letters”).

WHEREAS, the Holder has exercised Warrants B to the extent of an aggregate of 913,568,395 shares of Common Stock.

WHEREAS, after giving effect to such exercise, the Warrants are exercisable for the purchase of an aggregate of 13,766,343,425 shares of Common Stock.

WHEREAS, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1 (the “Form S-1”) with respect to an underwritten public offering by the Company of its shares of Common Stock (the “Exchange Common Stock”) and warrants for the purchase of shares of Common Stock (the “Exchange Warrants”) and, in connection therewith, the Common Stock and the Exchange Warrants are to be listed on the Nasdaq Capital Market (the “Public Offering”).

WHEREAS, the Company has offered to issue to the Holder Exchange Common Stock and Exchange Warrants (for the avoidance of doubt, the Exchange Warrants to be issued to the Holder shall be in the same form of, and have the same terms as, the Exchange Warrants in the Public Offering (it being understood that the Exchange Warrant issued to the Holder shall be in certificated form and not registered in the name of Depository Trust Company) in exchange for (a) the amounts payable pursuant to the Notes and (b) the Warrants, subject to the terms and conditions hereof (the “Exchange Offer”) and the Holder desires to accept the Exchange Offer subject to the terms of this Agreement (for the avoidance of doubt, the Exchange Common Stock and Exchange Warrants to be issued to Holder, pursuant to this Agreement, are not being registered for resale in the Form S-1 for the Public Offering).

WHEREAS, the above references to number of shares of Common Stock do not give effect to a reverse split of the Common Stock (the “Reverse Split”) contemplated to be effected by the Company prior to or concurrently with the consummation of the Exchange Offer.

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NOW, THEREFORE, the parties agree as follows:

1. Exchange.

1.1 Subject to the provisions of Section 1.7, in the event that, on or prior to the Outside Date (as defined below), the Company enters into an underwriting agreement for the Public Offering, then, thereupon, such then outstanding Aggregate Principal Amount of the Notes, together with accrued interest thereon, and the then outstanding Warrants (such then outstanding Aggregate Principal Amount of the Notes, together with accrued interest thereon, and the Warrant Value (as defined below) of such then outstanding Warrants, collectively the “Exchange Balance”) shall be automatically deemed to have been exchanged for the Exchange Common Stock and the Exchange Warrants at an exchange price equal to the gross offering price per unit for the units of Exchange Common Stock and Exchange Warrants pursuant to the Public Offering (the “Exchange Price”) (for the avoidance of doubt, if a unit includes more than one share of the Common Stock in the Public Offering, the Exchange Price shall mean the gross offering price per unit for the units of Exchange Common Stock and Exchange Warrants pursuant to the Public Offering divided by the number of shares of Common Stock contained in a unit), such that the Holder shall receive an equal amount of both Exchange Common Stock and Exchange Warrants equal to the Exchange Balance divided by the Exchange Price; provided, however, that in no event shall the Holder be issued Exchange Common Stock to the extent that such issuance would result in beneficial ownership by the Holder of more than 4.99% of the outstanding Common Stock (the “Maximum Share Amount”). For purposes of the foregoing proviso, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. For purposes of determining the number of shares of Exchange Common Stock and Exchange Warrants that are to be issued in exchange for the Warrants, each then outstanding Warrant for the purchase of one (1) share of Common Stock (for the avoidance of doubt, this is with respect to the Warrants) shall be deemed to have a value of $0.0005333592 (subject to adjustment for any forward and reverse stock splits, including the Reverse Split, and the like following the date hereof and prior to the consummation of the Exchange Offer) (the “Warrant Value”). Accordingly, based on there being outstanding, at the time of the consummation of the Exchange Offer (the “Exchange”), Warrants for the purchase of an aggregate of 13,766,343,425 shares of Common Stock (prior to giving effect to the Reverse Split), the aggregate Warrant Value will be $7,342,406. For purposes of this Agreement, the term “Outside Date” shall mean January 31, 2022.

1.2 In connection with the determination of the maximum number of shares of Exchange Common Stock that can be issued to the Holder by reason of the Maximum Share Amount limitation, at the request of the Company, the Holder shall certify to the Company as to the number of shares of Common Stock that it beneficially owns and shall update such certification, from time to time, until immediately prior to the issuance of the Exchange Common Stock.

1.3 The Exchange Common Stock shall be issued in book-entry form as provided in this Agreement. The Exchange Warrants and the Exchange Preferred Stock (as defined in this Agreement) will be delivered by the Company to the Holder within five (5) days of the date of the consummation of the Public Offering (the “Public Offering Consummation”).

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1.4       (a) In the event that the issuance of the Exchange Common Stock would result in beneficial ownership by the Holder of Common Stock in excess of the Maximum Share Amount, then, with respect to the calculation of the Exchange Common Stock component of the Exchange only, the Notes and the Warrants (on a pro rata basis as to the then outstanding Exchange Balance) shall instead be automatically deemed to have been exchanged for the Exchange Common Stock up to the Maximum Share Amount and, with respect to the excess Exchange Balance thereof (the “Excess Exchange Balance”), the Notes and the Warrants shall be automatically deemed to have been exchanged for an amount of shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock” or the “Exchange Preferred Stock” and together with the Exchange Common Stock and the Exchange Warrants, the “Exchange Securities”) convertible into an amount of Common Stock equal to the Excess Exchange Balance divided by the Exchange Price. The Series A Preferred Stock shall have such rights, preference and obligations as are set forth in the Certificate of Designations of Preferred Stock with regard to the Series A Preferred Stock attached hereto as Exhibit A (the “Certificate of Designations”). The Exchange Preferred Stock shall be issued in book-entry form. For the avoidance of doubt, the Holder shall still receive the entire number of Exchange Warrants to which it is entitled pursuant to Section 1 of this Agreement, regardless of whether the Holder is required to be issued Exchange Preferred Stock pursuant to this Section 1.4(a).

(b) As an illustration of the foregoing, assuming that, as of the date of the Exchange, (i) the outstanding aggregate principal amount of the Notes is $8,826,952, (ii) the aggregate accrued interest on the Notes is $550,000, (iii) the Warrant Value is $7,342,406, (iv) following the Public Offering and the other exchanges contemplated by the Form S-1 and assuming that the Company effects a 1-for-2000 reverse split of its Common Stock, there are 10,000,000 shares of Common Stock issued and outstanding prior to the Exchange, (v) the Public Offering price is $4.00 per unit of Exchange Common Stock (consisting of one (1) share of Common Stock) and Exchange Warrant, and (vi) the Holder beneficially owns no shares of Common Stock, the aggregate amount of $16,719,358 ($8,826,952 plus $550,000 plus $7,342,406) would be exchanged for (x) 499,000 shares of Exchange Common Stock (4.99% of 10,000,000), (y) 4,179,839 Exchange Warrants ($16,719,358 divided by 4) and (z) 3,680,839 shares of Series A Preferred Stock (4,179,839 – 499,000) which would be convertible into 3,680,839 shares of Common Stock.

1.5 The Holder agrees that, between the date hereof and the earlier of (i) Outside Date or (ii) the date of the Public Offering Consummation, it shall not exercise or transfer any of the Warrants or sell or otherwise dispose of any Common Stock.

1.6 The Holder agrees that, in connection with the Public Offering, it shall enter into a lock-up agreement with the managing underwriter of the Public Offering, upon terms substantially identical to the terms of the lock-up agreements entered into by the Company’s officers and directors in connection therewith, so long as the (i) lock-up agreement does not apply to 130,000,000 shares of Common Stock (prior to the Reverse Split) that were issued to the Holder prior to the date of this Agreement and are currently held in Holder’s brokerage account (for the avoidance of doubt, the reference to 130,000,000 in the immediately preceding clause shall be subject to adjustment for any forward and reverse stock splits effectuated by the Company after the date of this Agreement) and (ii) the total period of such lock-up as applicable to the Holder does not exceed four (4) calendar months after the date of the Public Offering Consummation. Notwithstanding the foregoing, the lock-up agreement shall provide that, in the event, following the two (2) month anniversary of the date of the lock-up agreement, the closing price of the Common Stock is at least 200% of the Exchange Price for at least five (5) consecutive trading days, the lock-up agreement will terminate and the Holder will no longer be bound by the restrictions thereof.

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1.7 Notwithstanding anything in this Agreement to the contrary, in the event that the Public Offering Consummation does not occur on or before the Outside Date, (i) this Agreement shall terminate and be of no further force or effect, (ii) the Exchange shall be deemed to have not occurred, (iii) the Exchange Securities shall immediately be cancelled and retired to the Company’s treasury, (iv) the Holder shall retain all of its rights under the Notes and the Warrants, and (v) neither party shall have any rights or obligations hereunder, except that the foregoing shall not be deemed to release either party from liability for any breach by such party of any provision hereof.

1.8 Within five (5) days following the Public Offering Consummation, the Company will deliver to its transfer agent a letter, substantially in the form of the TA Instruction Letters, with regard to the reservation of the shares of Common Stock issuable upon exercise of the Exchange Warrants and conversion of the Exchange Preferred Stock.

2. Representations, Etc. by the Holder.

The Holder understands and agrees that the Company is relying and may rely upon the following representations, warranties, acknowledgements, consents, confirmations and covenants made by the Holder in entering into this Agreement:

2.1 The Holder recognizes that the acquisition of the Exchange Securities and, in the event of (a) the exercise of the Exchange Warrants, the shares of Common Stock issuable pursuant thereto (the “Exchange Warrant Stock”) and (b) the conversion of the Exchange Preferred Stock, the Exchange Common Stock and Exchange Warrants issuable pursuant thereto (together with the Exchange Securities and the Exchange Warrant Stock, the “Offered Securities”) involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity with respect to the Offered Securities in that (a) the Holder may not be able to liquidate the Offered Securities in the event of emergency; (b) transferability is extremely limited; and (c) the Holder could sustain a complete loss of its investment.

2.2 The Holder represents and warrants that it (a) is competent to understand and does understand the nature of the Exchange Offer; and (b) is able to bear the economic risk of an acquisition of the Offered Securities.

2.3 The Holder represents and warrants that it is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The Holder meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth on the Accredited Investor Certification contained herein.

2.4 The Holder represents and warrants that it has significant prior investment experience, including investment in restricted securities, and that it has read this Agreement, the Notes, the Warrants and the Certificate of Designations in order to evaluate the merits and risks of the Exchange Offer.

2.5 The Holder represents and warrants that it has reviewed the Form S-1 and all other reports, statements and other documents filed by the Company with the Securities and Exchange Commission (collectively, the “SEC Reports”), including, the risk factors set forth therein. The Holder also represents and warrants that it has been furnished by the Company with all information regarding the Company which it had requested or desired to know; that all documents which could be reasonably provided have been made available for its inspection and review; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Exchange Offer, and any additional information which it had requested; and that it has had the opportunity to consult with its own tax or financial advisor concerning an acquisition of the Offered Securities. The Holder confirms that no oral representations have been made or oral information furnished to the Holder or its advisers in connection with the Exchange Offer that are inconsistent in any respect with the SEC Reports, this Agreement, the Notes, the Warrant or the Certificate of Designations.

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2.6 The Holder acknowledges that the Exchange Offer has not been reviewed by the Securities and Exchange Commission (the “SEC”) because it is intended to be either (a) a non-public offering pursuant to Section 4(a)(2) of the Act and Rule 506 of Regulation D promulgated thereunder or (b) exempt from the registration requirements of the Act pursuant to Section 3(a)(9) thereof. The Holder represents that the Offered Securities will be acquired for its own account, for investment and not for distribution to others. The Holder agrees that it will not sell, transfer or otherwise dispose of the Offered Securities, or any portion thereof, unless they are registered under the Act or unless an exemption from such registration is available.

2.7 The Holder consents that the Company may, if it desires, permit the transfer of the Offered Securities by the Holder out of its name only when its request for transfer is accompanied by an opinion of counsel satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state “blue sky” laws (collectively, “Securities Laws”). The Holder agrees to be bound by any requirements of such Securities Laws.

2.8 The Holder acknowledges and agrees that the Company is relying on the Holder’s representations and warranties contained in this Agreement in determining whether to enter into this Agreement.

2.9 The Holder consents to the placement of a legend on the Offered Securities stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. The Holder is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Offered Securities.

2.10 The Holder represents and warrants that the address set forth on the signature page is the Holder’s true and correct address.

2.11 The Holder represents and warrants that it is unaware of, is in no way relying on, and did not become aware of, the Exchange Offer through, or as a result of, any form of general solicitation or advertising, including, without limitation, articles, notices, advertisements or other communications published in any newspaper, magazine or other similar media or broadcast over television or radio or any seminar or meeting where the attendees have been invited by any such means of general solicitation or advertising.

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2.12 The Holder represents and warrants as follows:

(i) if a natural person, the Holder has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof;

(ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, the Holder was not formed for the specific purpose of acquiring the Exchange Securities, it is duly organized, validly existing and in good standing under the laws of the state of its organization, it has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to acquire and hold the Offered Securities, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of the Holder and this Agreement a legal, valid and binding obligation of the Holder; and

(iii) if executing this Agreement in a representative or fiduciary capacity, the Holder has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity for whom the Holder is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and acquire the Exchange Securities, and that this Agreement constitutes a legal, valid and binding obligation of such entity.

2.13 The Holder represents and warrants that the execution, delivery and performance of this Agreement do not and will not, with the giving of notice or passage of time or both, or otherwise, violate, constitute a default under, result in a breach of or be in conflict with its charter or other organizational documents or any order, judgment, injunction, agreement or any other restriction to which the Holder is a party or by which it is bound.

2.14 NONE OF THE EXCHANGE SECURITIES OFFERED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE EXCHANGE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. NONE OF THE EXCHANGE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE SEC REPORTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

2.15 The Holder represents and warrants that no commission or other remuneration has been or will be given, directly or indirectly, by the Holder in connection with the Exchange Offer.

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2.16 The Holder represents and warrants that the officers, directors, trustees, managers and other controlling parties of the Holder, if any, have not adopted any resolutions relative to the distribution of any of the Offered Securities to its shareholders, members or beneficiaries and they have no present intention to do so.

2.17 The Holder represents and warrants that any information which the Holder has heretofore furnished or furnishes herewith to the Company is complete and accurate and may be relied upon by the Company.

2.18 If the Public Offering Consummation occurs on or before the Outside Date, (a) the Notes, the Warrants, the Security Agreement and the Registration Rights Agreement, and all rights and obligations of the parties thereunder, shall terminate and be of no further force or effect, (b) the Company shall be authorized to make any filings necessary to terminate the security interests created by the Security Agreement and (c) the Holder shall consent in writing to the termination of the TA Instruction Letters.

2.19 The Holder acknowledges that, in connection with the Public Offering, the Company will need to effect a Reverse Split of its Common Stock in order to satisfy the Nasdaq initial listing requirement as to the minimum bid price of the Common Stock. The Holder agrees that the Company may effect such Reverse Split upon such terms as it determines are necessary to complete the Public Offering and waives any right to prior notice with regard thereto.

3. Representations by the Company.

The Company represents and warrants to the Holder as follows:

3.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as now conducted.

3.2 The Company has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and this Agreement constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

3.3 The execution, delivery and performance of this Agreement do not and will not, with the giving of notice or the passage of time or both, or otherwise, violate, constitute a default under, result in a breach of or be in conflict with the certificate of incorporation or by-laws of the Company or any order, judgment, injunction, agreement or any other restriction to which the Company is a party or by which it is bound.

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4. Miscellaneous.

4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by certified mail (return receipt requested, postage prepaid), or overnight mail or courier, addressed as follows:

To the Company:

40 Marcus Drive, Suite One

 Melville, New York 11747

 Attn: Chief Executive Officer

With a copy to:

Certilman Balin Adler & Hyman, LLP

 90 Merrick Avenue

 East Meadow, New York 11554

 Attn: Fred Skolnik, Esq.

To the Holder: at its address indicated on the signature page of this Agreement or to such other address as to which either party shall notify the other in accordance with the provisions hereof. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

4.2 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them.

4.3 This Agreement shall not be changed, modified or amended except by a writing signed by the party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

4.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors, assigns and legal representatives.

4.5 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware, applicable to agreements to be performed wholly within the State of Delaware. The Company and the Holder hereby irrevocably consent and submit to the exclusive jurisdiction of any federal or state court located within the Commonwealth of Massachusetts over any dispute arising out of or relating to this Agreement and each party hereby irrevocably agrees that all claims in respect of such dispute or any legal action related thereto may be heard and determined in such courts. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

4.6 The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

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4.7 All references to the neuter gender herein shall likewise apply to the masculine or feminine gender as and where applicable, and vice-versa.

4.8 This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument. Signatures transmitted herein via facsimile or other electronic image shall be deemed original signatures. Upon the execution and delivery of this Agreement by the Holder, this Agreement shall become the binding obligation of the Holder with respect to the acquisition of the Exchange Securities as herein provided.

4.9 Each party agrees (a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents and (c) to do such other acts and things, all as such other party may reasonably request for the purpose of carrying out the intent of this Agreement.

4.10 The Holder acknowledges that it has been represented by counsel, or afforded the opportunity to be represented by counsel, in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the Holder. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

[Remainder of page intentionally left blank. Signature page follows.]

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BIORESTORATIVE THERAPIES, INC.

EXCHANGE AGREEMENT

Accredited Investor Certification

(Initial the appropriate box(es))

The Holder represents and warrants that it, he or she is an “accredited investor” based upon the satisfaction of one or more of the following criteria:

_____	(1) he or she is a natural person who has a net worth or joint net worth with his or her spouse in excess of $1,000,000 at the date hereof[1]; or

_____	(2) he or she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or a joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____	(3) he or she is a director or executive officer of the Company; or

_____	(4) it is either (a) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (b) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance company as defined in Section 2(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act, (e) a small business investment company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the determination to accept the Exchange Offer is made by a plan fiduciary, as defined in Section 3(21) of such act, which plan fiduciary is a bank, savings and loan association, an insurance company or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the determination to accept the Exchange Offer made solely by persons who otherwise meet these suitability standards; or

1 For purposes of calculating net worth:

(i) The Holder’s primary residence shall not be included as an asset;

(ii) Indebtedness that is secured by the Holder’s primary residence, up to the estimated fair market value of the primary residence at the date hereof, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the date hereof exceeds the amount outstanding 60 days before the date hereof, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) Indebtedness that is secured by the Holder’s primary residence in excess of the estimated fair market value of the primary residence at the date hereof shall be included as a liability.

_____	(5) it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

_____	(6) it is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership not formed for the specific purpose of acquiring the Exchange Securities offered hereby, with total assets in excess of $5,000,000; or

_____	(7) it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Exchange Securities, whose determination to accept the Exchange Offer is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the acquisition of the Exchange Securities; or

_____	(8) it is a corporation, partnership or other entity, and each and every equity owner of such entity initials a separate Accredited Investor Certification pursuant to which it, he or she certifies that it, he or she meets the qualifications set forth in either (1), (2), (3), (4), (5), (6) or (7) above.

If the Holder is an INDIVIDUAL, or if the Exchange Securities are being acquired as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:	If the Holder is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name(s) of Holder	Name of Holder

By:
Signature of Holder	Signature of Authorized Representative

Signature, if jointly held	Name and Title of Authorized Representative

Date	Date

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the day first above written.

BIORESTORATIVE THERAPIES, INC.

By:
Lance Alstodt
President and Chief Executive Officer

If the Holder is an INDIVIDUAL, or if the Exchange Securities are being acquired as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number

Signature(s)	Address(es)

Date

If the Holder is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership, Corporation Limited Liability Company or Trust	Type of Entity

By:	Federal Taxpayer Identification Number
Name:
Title:
Address

State of Organization

Date

Exhibit A

BIORESTORATIVE THERAPIES, INC.

Certificate of Designations of Preferred Stock Authorized by Resolution of the Board of Directors Providing for an Issue of ___________ Shares of Preferred Stock Designated “Series A Preferred Stock.”

BioRestorative Therapies, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of Title 8 thereof and Article FOURTH of the Corporation’s Certificate of Incorporation, DOES HEREBY CERTIFY THAT:

Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, said Board of Directors, at a meeting duly held, adopted a resolution providing for the issuance of ________________________ (_____) shares of the Corporation’s Preferred Stock, par value $.01 per share, designated “Series A Preferred Stock,” which resolution is as follows:

RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for and authorize the issuance of __________________________ (_____) shares of the Preferred Stock, par value $.01 per share, of the Corporation, to be designated “Series A Preferred Stock” of the presently authorized but unissued shares of Preferred Stock. The voting powers, designations, preferences, and relative, participating, optional or other special rights of the Series A Preferred Stock authorized under this certificate of designations (the “Certificate of Designations”) and the qualifications, limitations and restrictions of such preferences and rights are as follows:

(i) Dividends. The holders of Series A Preferred Stock (each a “Series A Holder” and collectively the “Series A Holders”) shall be entitled to receive, when and as declared by the Board of Directors, dividends on a pari passu basis with the holders of the shares of Common Stock, par value $0.0001 per share, of the Corporation (“Common Stock”) based upon the number of shares of Common Stock into which the Series A Preferred Stock is then convertible.

(ii) Voting Rights.

(A) The Series A Holders shall be entitled to vote on all matters presented to the stockholders of the Corporation for a vote at a meeting of stockholders of the Corporation or a written consent in lieu of a meeting of stockholders of the Corporation, and shall be entitled to such number of votes for each share of Series A Preferred Stock entitled to vote at such meetings or pursuant to such consent as is set forth below, voting together with the holders of shares of Common Stock and other shares of Preferred Stock who are entitled to vote, and not as a separate class, except as required by law. The number of votes to which the Series A Holders shall be entitled to vote for each share of Series A Preferred Stock shall equal the number of shares of Common Stock into which such Series A Preferred Stock is then convertible; provided, however, that in no event shall a Series A Holder be entitled to vote more than 4.99% of the then outstanding shares of Common Stock.

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(B) The Corporation shall not, without the affirmative vote of the holders of at least 50.1% of all outstanding shares of the Series A Preferred Stock, voting separately as a class, amend, alter or repeal any provision of this Certificate of Designations, PROVIDED, HOWEVER, that the Corporation may, by any means authorized by law and without any vote of the holders of the shares of the Series A Preferred Stock, make technical, corrective, administrative or similar changes in this Certificate of Designations, that do not, individually or in the aggregate, adversely affect the rights or preferences of the Series A Holders.

(iii) Conversion.

(A) Optional Conversion; Automatic Conversion; Procedures.

(I) Optional Conversion.

(a) Conversion Right. Each share of Series A Preferred Stock shall be convertible, at any time and from time to time, at the option of a Series A Holder (an “Optional Conversion”), into such number of shares of Common Stock as is determined by dividing ______ dollars ($___)1 by the Conversion Price (as hereinafter defined); provided, however, that in no event shall a Series A Holder be entitled to convert any shares of Series A Preferred Stock to the extent that such conversion would result in beneficial ownership by such Series A Holder of more than 4.99% of the outstanding shares of Common Stock (the “Maximum Share Amount”). For purposes of the foregoing proviso, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations thereunder. For purposes hereof, the term “Conversion Price” shall mean _____ dollars ($____)2, subject to adjustment as hereinafter set forth. The Conversion Price gives effect to the 1-for-__3 reverse split of the Common Stock effected by the Corporation on __________, 2021.

(b) Notice of Conversion. Before any Series A Holder shall be entitled to receive Common Stock upon conversion of the Series A Preferred Stock, the Series A Holder shall send to the Corporation (by facsimile, e-mail or other reasonable means of communication) a notice of conversion with respect thereto in the form attached hereto as Exhibit A (the “Notice of Conversion”).

1 Such dollar amount to be equal to the aggregate value of the Series A Preferred Stock (i.e., the value attributed to the convertible notes and warrants to the extent not exchanged for Common Stock and warrants due to the 4.99% limitation) as provided in the Exchange Agreement to which this Certificate of Designations is an exhibit (the “Exchange Agreement”), divided by the total number of shares of Series A Preferred Stock being issued pursuant to the Exchange Agreement.

2 Such dollar amount to be equal to the conversion price as to which the convertible notes and warrants are exchanged for Common Stock and warrants pursuant to the Exchange Agreement.

3 Such number to reflect the reverse split effected by the Corporation in connection with the Public Offering (as defined in the Exchange Agreement).

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(II) Automatic Conversion. From time to time, in the event that an event occurs which has the effect of reducing a Series A Holder beneficial ownership of shares of Common Stock (as determined in accordance with Section 13(d) of the Exchange Act and the regulations thereunder) to less than 4.5% of the then publicly disclosed outstanding shares of Common Stock, then, within five (5) Business Days (as defined below) thereafter, the Series A Holder shall provide notice to the Corporation (by facsimile, email or other reasonable means of communication) to such effect (the “Reduced Share Notice”), which notice shall state the number of shares of Common Stock beneficially owned by the Series A Holder and shall provide reasonable detail with regard thereto, including the number of derivative securities compromising a portion of such beneficial share amount. A Reduced Share Notice shall have the effect of a Notice of Conversion with respect to the conversion of such number of shares of Series A Preferred Stock as would increase the Series A Holder’s beneficial ownership of Common Stock to the Maximum Share Amount. In the event that a Series A Holder shall fail to deliver to the Corporation a timely Reduced Share Notice, then, at the option of the Corporation, a Reduced Share Notice shall be deemed to have been timely given by the Series A Holder to the Corporation. For purposes hereof, the term “Business Day” shall mean any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the state of New York or is a day on which banking institutions located in such state are authorized or required by law to close.

(III) Procedures.

(a) Record of Preferred Stock Ownership. The Corporation shall maintain book-entry records showing the number of shares of Series A Preferred Stock outstanding, the number of shares of Series A Preferred Stock converted, the dates of such conversions and the number of shares of Series A Preferred Stock outstanding following such conversions. In the event of any dispute or discrepancy, such records of the Corporation shall, prima facie, be controlling and determinative in the absence of manifest error.

(b) Payment of Taxes. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of the Series A Preferred Stock in a name other than that of the Series A Holder (or in street name).

(c) Delivery of Common Stock Upon Conversion. Upon receipt by the Corporation from a Series A Holder of a Notice of Conversion, sent in the manner provided for in paragraph (b) hereof and meeting the requirements for conversion as provided for hereinabove, the Series A Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the number of shares of Series A Preferred Stock held by the Series A Holder shall be reduced to reflect such conversion, and all rights with respect to the Series A Preferred Stock being so converted shall forthwith terminate except the right to receive the Common Stock on such conversion, and the Corporation shall issue and deliver or cause to be issued and delivered to or upon the order of the Series A Holder a certificate for the Common Stock issuable upon such conversion within three (3) Business Days after receipt of the respective Notice of Conversion (the “Share Delivery Deadline”). In addition to any other rights available to the Series A Holder, if the Corporation fails to cause the Corporation’s transfer agent to transmit to the Series A Holder the Common Stock in accordance with the provisions of this Certificate of Designations pursuant to a Notice of Conversion on or before the respective Share Delivery Deadline, and if after such date the Series A Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Series A Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Series A Holder of the Common Stock which the Series A Holder anticipated receiving upon such Notice of Conversion (a “Buy-In”), then the Corporation shall (A) pay in cash to the Series A Holder, within ten (10) Business Days of Series A Holder’s request, the amount, if any, by which (x) the Series A Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the product of (1) the number of Common Stock that the Corporation was required to deliver to the Series A Holder in connection with the Notice of Conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Series A Holder, either reinstate the portion of the Series A Preferred Stock and equivalent number of Common Stock for which such Notice of Conversion was not honored (in which case such Notice of Conversion shall be deemed rescinded) or deliver to the Series A Holder within three (3) Business Days of Series A Holder’s request the number of shares of Common Stock that would have been issued had the Corporation timely complied with its delivery obligations hereunder. For example, if the Series A Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion into Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay the Series A Holder $1,000. The Series A Holder shall provide the Corporation written notice indicating the amounts payable to the Series A Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Series A Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

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(d) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (FAST) program, upon request of the Series A Holder and its compliance with the provisions contained in this Certificate of Designations, and subject to the requirements of applicable law, the Corporation shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Series A Holder by crediting the account of the Series A Holder’s Prime Broker with DTC through its Deposit Withdrawal At Custodian (DWAC) system on or before the Share Delivery Deadline.

(e) Concerning the Common Stock. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock may not be sold or transferred unless (i) such Common Stock is sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Corporation or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such Common Stock is sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or other applicable exemption or (iv) such Common Stock is transferred to an “affiliate” (as defined in Rule 144) of the Corporation who agrees to sell or otherwise transfer the securities only in accordance with this paragraph (e) and who is an accredited investor (as defined in the Securities Act). Until such time as the shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or other applicable exemption without any restriction as to the number of shares of Common Stock as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall bear a legend substantially in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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The legend set forth above shall be removed and the Corporation shall issue to the holder a new certificate therefor free of any transfer legend if (i) the Corporation or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, which opinion shall be reasonably acceptable to the Corporation or (ii) such security is registered for sale by the holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold.

(IV) Effect of Certain Events.

(a) Adjustment Due to Merger, Consolidation, Etc. If, at any time when any shares of Series A Preferred Stock are issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (other than as described in paragraph (b) hereof), as a result of which shares of Common Stock shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then a Series A Holder shall thereafter have the right to receive, upon conversion of the Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Series A Holder would have been entitled to receive in such transaction had the Series A Preferred Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Series A Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

(b) Subdivision or Combination of Common Stock. If the Corporation at any time when any shares of Series A Preferred Stock are issued and outstanding subdivides (by stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time when any shares of Series A Preferred Stock are issued and outstanding combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this paragraph (b) shall become effective at the close of business on the date the subdivision or combination becomes effective. Each such adjustment of the Conversion Price shall be calculated to the nearest one-thousandth of a cent. Such adjustment shall be made successively whenever any event covered by this paragraph (b) shall occur.

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(c) Adjustment Due to Distribution. If the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then each Series A Holder shall be entitled, upon any conversion of the Series A Preferred Stock after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to such Series A Holder with respect to the shares of Common Stock issuable upon such conversion had such Series A Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

(d) Purchase Rights. If, at any time when any shares of Series A Preferred Stock are issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then each Series A Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Series A Holder could have acquired if such Series A Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(e) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section (IV), the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Series A Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of a Series A Holder, furnish to such Series A Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the shares of Series A Preferred Stock.

(V) Status on Conversion. Upon any conversion of shares of Series A Preferred Stock, the shares of Series A Preferred Stock so converted shall be canceled.

(VI) Reservation of Shares. The Company shall, at all times, reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of the Series A Preferred Stock.

(VII) Redemption. The Series A Preferred Stock is not subject to redemption by the Corporation or any Series A Holder.

(VIII) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series A Holders will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any Common Stock and any other stock of the Corporation ranking in liquidation junior to the Series A Preferred Stock, by reason of the ownership thereof, an amount (the “Series A Preferential Amount”) equal to the fixed sum of $0.001 per share of Series A Preferred Stock. If, upon the occurrence of such an event, the assets and funds thus distributable among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Preferential Amount, then the entire assets and funds of the Corporation legally available for distribution to the holders of the Series A Preferred Stock shall be distributed ratably among such holders in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After the payment or setting apart of the full Series A Preferential Amount required to be paid to the Series A Holders, the Series A Holders shall be entitled to receive on a pari passu basis with the holders of the shares of Common Stock and any other stock of the Corporation ranking in liquidation junior to the Series A Preferred Stock, based upon the number of shares of Common Stock into which the Series A Preferred Stock is convertible, all remaining assets or surplus funds of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

{Remainder of Page Intentionally Left Blank; Signature Page to Follow}

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IN WITNESS WHEREOF, BIORESTORATIVE THERAPIES, INC. has caused this Certificate to be executed by its ___________________ this ___ day of ___________, 2021.

BIORESTORATIVE THERAPIES, INC.

By:

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert ____________ shares of Series A Preferred Stock of BioRestorative Therapies, Inc., a Delaware corporation (the “Corporation”), into that number of shares of Common Stock to be issued pursuant to the conversion of the shares of Series A Preferred Stock as set forth below, according to the terms and conditions of the Certificate of Designations of Preferred Stock filed with the State of Delaware with respect to the Series A Preferred Stock on ______________, 2021, as of the date written below. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]	The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion (as set forth below) to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian (DWAC) system.

Name of DTC Prime Broker: ________________________
Account Number: ______________________

[ ]	The undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth below (which number is based on the holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:
Address:

Date of Conversion:		___________________
Applicable Conversion Price:	$	___________________
Number of Shares of Common Stock to be
Issued Pursuant to Conversion of the
Series A Preferred Stock:		___________________
Number of Shares of Series A Preferred Stock
Remaining Outstanding after this Conversion:		___________________

[HOLDER]

By:
Name:
Title:
Date:

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